EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Fourth-Quarter and Full-Year 2021 Financial Results
44% Growth in Connected Customers During 2021
2022 Outlook for 12% to 18% Revenue Growth and 12% to 49% EPS Expansion

BEDFORD, Mass., February 9, 2022 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the fourth quarter and full year ended January 1, 2022.

“Despite ongoing semiconductor chip constraints and shipping delays that impacted our ability to fulfill approximately more than $35 million in orders, we reported fourth-quarter financial results within the parameters we outlined in late October,” said Colin Angle, chairman and chief executive officer of iRobot. “While multiple supply chain issues conspired to limit our 2021 financial performance, we made considerable and important strategic progress during the year. We grew our connected customer base by 44 percent, succeeded in differentiating our floor care robots through superior software intelligence, took major steps forward to transform our go-to-market approach, acquired Aeris in November to diversify our product portfolio, and advanced our supply chain continuity, resiliency and agility.”

Angle continued, “Looking ahead, the growth runway for robotic floor care remains fundamentally healthy, and we remain well positioned to continue participating in its global expansion as a category and technology leader. We are excited about our 2022 innovation and go-to-market plans as well as our operational initiatives to expand our access to key semiconductor components over the coming quarters and diversify our manufacturing footprint. Our 2022 outlook is highlighted by our expectation for solid top-line growth and EPS expansion. We anticipate that supply chain challenges will dampen our performance in the first two quarters, followed by much stronger revenue growth, substantial improvement in profitability and accelerated EPS expansion in the second half of the year as component availability increases and certain cost headwinds ease.”

Financial Performance Highlights
•Revenue for the fourth quarter of 2021 declined 16% to $455.4 million from $544.8 million in the fourth quarter of 2020. Full-year 2021 revenue was $1,565.0 million, an increase of 9% over $1,430.4 million in 2020.
◦Fourth-quarter 2021 revenue declined 29% in the U.S. and 2% in EMEA, which was partially offset by 19% growth in Japan. Full-year 2021 revenue grew 22% in EMEA, 15% in Japan and 1% in the U.S.
◦Mid-tier and premium robots accounted for 81% of fourth-quarter 2021 robot sales, versus 78% from the prior year’s fourth quarter. Mid-tier and premium robots represented 83% of full-year 2021 robot sales, compared with 78% in 2020.
◦We estimate that iRobot’s fourth-quarter 2021 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, declined by approximately 26% over the fourth quarter of 2020, and represented approximately 53% of fourth-quarter 2021 revenue versus 60% in the same period last year. For the full year 2021, we estimate that revenue to support e-commerce grew approximately 7% and represented 58% of annual revenue versus 60% in 2020. Direct-to-

consumer revenue of $68 million in the fourth quarter of 2021 declined 1% from the prior year’s fourth quarter. 2021 direct-to-consumer revenue of $187 million grew 24% over 2020.
•iRobot’s fourth-quarter 2021 GAAP operating loss was ($44.9) million, compared with GAAP operating income of $15.3 million in the fourth quarter of 2020. The company’s fourth-quarter 2021 non-GAAP operating loss was ($33.6) million versus non-GAAP operating income of $30.4 million in the same period last year. The company’s full-year 2021 GAAP operating loss was ($1.1) million, compared with GAAP operating income of $146.3 million for the full year 2020. For 2021, non-GAAP operating income was $38.3 million versus $149.7 million for the full year 2020.
•GAAP net loss per share for the fourth quarter of 2021 was ($1.17), compared with GAAP net income per share of $0.46 in the fourth quarter of 2020. Non-GAAP net loss per share was ($1.05) for the fourth quarter of 2021, compared with non-GAAP net income per share of $0.84 in the fourth quarter of 2020. GAAP net income per share for 2021 was $1.08, compared with $5.14 per share in 2020. Full-year non-GAAP 2021 net income per share was $1.34, compared with $4.14 for full-year 2020.
•iRobot’s 2021 financial results were achieved over a 52-week period while the company’s 2020 performance reflected a 53-week period.
•As of January 1, 2022, the company’s cash, cash equivalents and short-term investments were $234.5 million, compared with $247.9 million as of October 2, 2021, and $483.7 million as of January 2, 2021.

Q421 and Recent Business Highlights
•iRobot ended 2021 with 14.0 million connected customers, an increase of 44% from the end of 2020 and a 12% sequential increase since the end of the third quarter.
•During the fourth quarter of 2021, iRobot continued to advance its Genius Home Intelligence Platform in ways designed to delight consumers and further differentiate its products through the power of its software.
◦In late November, iRobot updated its Genius Home Intelligence by further expanding its machine vision library, enabling its Roomba j7 and j7+ robot vacuums to avoid holiday trees, shoes and socks. The latest Genius update also makes it easier for existing Roomba and Braava customers to quickly transfer existing maps from one Smart Mapping robot to another Smart Mapping robot.
◦In early November, the company announced it has teamed with Amazon to further advance voice-enabled intelligence for home robots to support more thoughtful, proactive smart home automations. As a result, customers using iRobot’s floor cleaning robots with Alexa can benefit from a much wider range of voice capabilities and services that extend far beyond basic start and stop commands.
•iRobot surpassed the 40 million robots sold milestone during 2021.
•On November 15, 2021, iRobot acquired privately-held Aeris Cleantec AG, a fast-growing provider of premium air purifiers. The acquisition supports iRobot's strategy to expand its total addressable market and diversify its product portfolio in ways that will provide consumers with new ways to keep their homes cleaner and healthier.
•On November 17, 2021, iRobot announced that Karen Golz, former Global Vice Chair of Ernst & Young (EY), was appointed to its board of directors, replacing Elisha Finney. Ms. Golz brings extensive domestic and international experience working with global organizations on complex issues involving accounting, auditing, risk and regulatory matters.
•iRobot held a virtual Investor Day event on December 9, 2021. During this event, the company’s management team provided an overview of iRobot’s strategy, growth opportunities, key technology, product, commercial and operational initiatives, and long-term financial targets.
•Based on 2021 third-party sales data for robot vacuum cleaners (RVC) priced at $200 or above, Roomba robots occupied 7 of the top 10 best-selling RVC models in the U.S., 6 of the top 10 in EMEA and 7 of the top 10 in Japan.

•The Roomba j7 Series received numerous awards and positive reviews across North America and EMEA, including Reviewed (USA Today), CNN Underscored, PCMag, TechHive, Wired UK, Le Monde, Xataka and Stern. In addition, iRobot’s customer care teams in France, Germany and Spain won “Best Customer Service” in Le Parisian’s small appliances category for the second consecutive year.

Financial Expectations
iRobot is providing GAAP and non-GAAP financial expectations for the fiscal year ending December 31, 2022. A detailed reconciliation between the company's GAAP and non-GAAP expectations is included in the attached financial tables.

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$1.75 billion - $1.85 billion	—	$1.75 billion - $1.85 billion
Gross Profit	$617 million - $676 million	~$5 million	$622 million - $681 million
Operating Income	$1.3 million - $17.3 million	~$42.7 million	$44 million - $60 million
(Loss) Earnings Per Share	($0.23) - $0.27	~$1.73	$1.50 - $2.00

Fourth-Quarter and Full-Year 2021 Results Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its fourth-quarter and full-year 2021 financial results, major business developments and its outlook for fiscal year 2022. Pertinent conference call details include:

Date:	February 10, 2022
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	3997756

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q421-fy21-irobot-corp-financial-results-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 17, and can be accessed by dialing 404-537-3406, passcode 3997756.

About iRobot Corp.
iRobot, the leading global consumer robot company, designs and builds the world’s most thoughtful robots and intelligent home innovations that make life better. iRobot created the home robot cleaning category with the introduction of its Roomba® robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 40 million robots worldwide. iRobot's product portfolio features proprietary technologies and advanced concepts in cleaning, mapping and navigation. Leveraging this portfolio, iRobot engineers are working to build an ecosystem of robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: growth of the robotic floor care category and the company’s participation in its growth; our ability to gain access to components necessary to manufacture products; diversification of manufacturing; the company’s 2022 financial expectations including anticipated revenue, gross profit, operating income and earnings per share for the fiscal year ending December 31, 2022;

the expectation that supply chain challenges will dampen its financial performance in the first two quarters of the year followed by stronger revenue growth, substantial improvement in profitability and accelerated EPS expansion in the second half of the year as component availability increases and certain cost headwinds ease; and the development of additional product features, such as advanced voice-enabled intelligence. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Revenue	$455,448	$544,827	$1,564,987	$1,430,390
Cost of revenue:
Cost of product revenue	329,275	329,181	1,013,465	758,241
Amortization of acquired intangible assets	548	225	1,223	1,920
Total cost of revenue	329,823	329,406	1,014,688	760,161
Gross profit	125,625	215,421	550,299	670,229
Operating expenses:
Research and development	40,472	44,741	161,331	156,670
Selling and marketing	103,126	129,331	289,848	265,475
General and administrative	26,603	25,851	99,190	100,770
Amortization of acquired intangible assets	369	228	1,030	992
Total operating expenses	170,570	200,151	551,399	523,907
Operating (loss) income	(44,945)	15,270	(1,100)	146,322
Other income (expense), net	3,246	(244)	29,384	41,593
(Loss) income before income taxes	(41,699)	15,026	28,284	187,915
Income tax (benefit) expense	(10,188)	1,691	(2,106)	40,847
Net (loss) income	$(31,511)	$13,335	$30,390	$147,068

Net (loss) income per share:
Basic	$(1.17)	$0.47	$1.10	$5.23
Diluted	$(1.17)	$0.46	$1.08	$5.14

Number of shares used in per share calculations:
Basic	26,978	28,148	27,687	28,101
Diluted	26,978	28,763	28,162	28,618

Stock-based compensation included in above figures:
Cost of revenue	$392	$362	$1,321	$1,511
Research and development	2,646	3,154	9,542	10,655
Selling and marketing	1,208	1,101	4,190	3,700
General and administrative	1,253	4,454	6,641	14,109
Total	$5,499	$9,071	$21,694	$29,975

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	January 1, 2022	January 2, 2021
Assets
Cash and cash equivalents	$201,457	$432,635
Short term investments	33,044	51,081
Accounts receivable, net	160,642	170,526
Inventory	333,296	181,756
Other current assets	61,094	45,223
Total current assets	789,533	881,221
Property and equipment, net	78,887	76,584
Operating lease right-of-use assets	37,609	43,682
Deferred tax assets	37,945	33,404
Goodwill	173,292	125,872
Intangible assets, net	28,410	9,902
Other assets	38,753	19,063
Total assets	$1,184,429	$1,189,728

Liabilities and stockholders' equity
Accounts payable	$251,298	$165,779
Accrued expenses	132,618	131,388
Deferred revenue and customer advances	11,767	10,400
Total current liabilities	395,683	307,567
Operating lease liabilities	43,462	50,485
Deferred tax liabilities	3,250	705
Other long-term liabilities	25,311	26,537
Total long-term liabilities	72,023	77,727
Total liabilities	467,706	385,294
Stockholders' equity	716,723	804,434
Total liabilities and stockholders' equity	$1,184,429	$1,189,728

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	January 1, 2022	January 2, 2021
Cash flows from operating activities:
Net income	$30,390	$147,068
Adjustments to reconcile net income to net cash (used in) provided by operating activities, net of the effects of acquisition:
Depreciation and amortization	33,309	34,762
Gain on equity investment	(30,063)	(43,817)
Stock-based compensation	21,694	29,975
Deferred income taxes, net	(6,934)	13,837
Other	5,940	6,467
Changes in operating assets and liabilities — (use) source
Accounts receivable	10,290	(21,893)
Inventory	(151,193)	(24,535)
Other assets	(19,868)	(15,804)
Accounts payable	82,289	48,699
Accrued expenses and other liabilities	(7,824)	57,289
Net cash (used in) provided by operating activities	(31,970)	232,048

Cash flows from investing activities:
Additions of property and equipment	(29,928)	(31,599)
Purchase of investments	(10,811)	(4,150)
Cash paid for business acquisition, net of cash acquired	(71,357)	—
Sales and maturities of investments	63,976	13,500
Net cash used in investing activities	(48,120)	(22,249)

Cash flows from financing activities:
Proceeds from employee stock plans	6,719	5,584
Income tax withholding payment associated with restricted stock vesting	(5,161)	(1,845)
Stock repurchases	(150,000)	(25,000)
Net cash used in financing activities	(148,442)	(21,261)

Effect of exchange rate changes on cash and cash equivalents	(2,646)	4,705
Net (decrease) increase in cash and cash equivalents	(231,178)	193,243
Cash and cash equivalents, at beginning of period	432,635	239,392
Cash and cash equivalents, at end of period	$201,457	$432,635

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Revenue by Geography: *
Domestic	$226,035	$316,259	$754,173	$744,648
International	229,413	228,568	810,814	685,742
Total	$455,448	$544,827	$1,564,987	$1,430,390

Robot Units Shipped *
Vacuum	1,480	1,952	4,976	4,859
Mopping	177	241	626	635
Total	1,657	2,193	5,602	5,494

Revenue by Product Category **
Vacuum***	$408	$484	$1,399	$1,274
Mopping***	47	61	166	157
Total	$455	$545	$1,565	$1,430

Average gross selling prices for robot units	$352	$327	$332	$318

Headcount	1,372	1,209

* in thousands
** in millions
*** includes accessory revenue

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Tariff Refunds: iRobot was granted a Section 301 List 3 Tariff Exclusion in April 2020, which temporarily eliminated tariffs on the Company’s products imported from China until December 31, 2020 and entitled the Company to a refund of all related tariffs previously paid since September 2018. We excluded the refunds for tariffs paid in 2018 and 2019 from our 2020 second-quarter and year-to-date non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past had no impact to our fiscal year 2020 earnings.

Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Restructuring and Other: Restructuring charges are related to one-time actions associated with workforce reductions, including severance costs, certain professional fees and other costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
GAAP Revenue	$455,448	$544,827	$1,564,987	$1,430,390

GAAP Gross Profit	$125,625	$215,421	$550,299	$670,229
Amortization of acquired intangible assets	548	225	1,223	1,920
Stock-based compensation	392	362	1,321	1,511
Tariff refunds	—	3,531	(270)	(36,486)
Non-GAAP Gross Profit	$126,565	$219,539	$552,573	$637,174
Non-GAAP Gross Margin	27.8%	40.3%	35.3%	44.5%

GAAP Operating Expenses	$170,570	$200,151	$551,399	$523,907
Amortization of acquired intangible assets	(369)	(228)	(1,030)	(992)
Stock-based compensation	(5,107)	(8,709)	(20,373)	(28,464)
Net merger, acquisition and divestiture (expense) income	(784)	—	(2,059)	566
IP litigation expense, net	(4,173)	(2,084)	(13,464)	(5,444)
Restructuring and other	58	(10)	(156)	(2,073)
Non-GAAP Operating Expenses	$160,195	$189,120	$514,317	$487,500
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	35.2%	34.7%	32.9%	34.1%

GAAP Operating (Loss) Income	$(44,945)	$15,270	$(1,100)	$146,322
Amortization of acquired intangible assets	917	453	2,253	2,912
Stock-based compensation	5,499	9,071	21,694	29,975
Tariff refunds	—	3,531	(270)	(36,486)
Net merger, acquisition and divestiture expense (income)	784	—	2,059	(566)
IP litigation expense, net	4,173	2,084	13,464	5,444
Restructuring and other	(58)	10	156	2,073
Non-GAAP Operating (Loss) Income	$(33,630)	$30,419	$38,256	$149,674
Non-GAAP Operating Margin	(7.4)%	5.6%	2.4%	10.5%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals - Continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
GAAP Income Tax (Benefit) Expense	$(10,188)	$1,691	$(2,106)	$40,847
Tax effect of non-GAAP adjustments	3,061	3,826	(2,933)	(12,016)
Other tax adjustments	1,973	253	4,902	(635)
Non-GAAP Income Tax (Benefit) Expense	$(5,154)	$5,770	$(137)	$28,196

GAAP Net (Loss) Income	$(31,511)	$13,335	$30,390	$147,068
Amortization of acquired intangible assets	917	453	2,253	2,912
Stock-based compensation	5,499	9,071	21,694	29,975
Tariff refunds	—	3,531	(270)	(36,486)
Net merger, acquisition and divestiture expense (income)	784	—	2,059	(1,241)
IP litigation expense, net	4,173	2,084	13,464	5,444
Restructuring and other	(58)	10	156	2,073
Gain on strategic investments	(3,135)	(250)	(30,063)	(43,817)
Income tax effect	(5,034)	(4,079)	(1,969)	12,651
Non-GAAP Net (Loss) Income	$(28,365)	$24,155	$37,714	$118,579

GAAP Net (Loss) Income Per Diluted Share	$(1.17)	$0.46	$1.08	$5.14
Amortization of acquired intangible assets	0.03	0.02	0.08	0.10
Stock-based compensation	0.20	0.32	0.77	1.05
Tariff refunds	—	0.12	(0.01)	(1.28)
Net merger, acquisition and divestiture expense (income)	0.03	—	0.07	(0.04)
IP litigation expense, net	0.16	0.07	0.48	0.19
Restructuring and other	—	—	0.01	0.07
Gain on strategic investments	(0.11)	(0.01)	(1.07)	(1.53)
Income tax effect	(0.19)	(0.14)	(0.07)	0.44
Non-GAAP Net (Loss) Income Per Diluted Share	$(1.05)	$0.84	$1.34	$4.14

Number of shares used in diluted per share calculation	26,978	28,763	28,162	28,618

Supplemental Information
Days sales outstanding	32	31
Days in inventory	92	55

iRobot Corporation
Supplemental Data - Impact of Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended				For the twelve months ended
	April 3, 2021	July 3, 2021	October 2, 2021	January 1, 2022	January 1, 2022
Section 301 Tariff Costs	$3,383	$11,622	$14,145	$19,105	$48,255
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(1.1)%	(3.2)%	(3.2)%	(4.2)%	(3.1)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.09)	$(0.36)	$(0.43)	$(0.57)	$(1.54)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.09)	$(0.36)	$(0.50)	$(0.60)	$(1.72)

	For the three months ended				For the twelve months ended
	March 28, 2020	June 27, 2020	September 26, 2020	January 2, 2021	January 2, 2021
Section 301 Tariff Costs	$6,609	$(6,609)	$—	$—	$—
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(3.4)%	2.4%	—%	—%	—%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.19)	$0.19	$—	$—	$—
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.15)	$0.15	$—	$—	$—

Certain numbers may not total due to rounding

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2022 GAAP to Non-GAAP Guidance
(unaudited)

FY-22
GAAP Gross Profit	$617 - $676 million
Amortization of acquired intangible assets	~$3 million
Stock-based compensation	~$2 million
Total adjustments	~$5 million
Non-GAAP Gross Profit	$622 - $681 million

FY-22
GAAP Operating Income	$1.3 - $17.3 million
Amortization of acquired intangible assets	~$5 million
Stock-based compensation	~$34.5 million
IP litigation expense, net	~$3.2 million
Total adjustments	~$42.7 million
Non-GAAP Operating Income	$44 - $60 million

FY-22
GAAP Net (Loss) Income Per Diluted Share	($0.23) - $0.27
Amortization of acquired intangible assets	~$0.18
Stock-based compensation	~$1.25
IP litigation expense, net	~$0.12
Loss on strategic investments	~$0.61
Income tax effect	~($0.43)
Total adjustments	~$1.73
Non-GAAP Net Income Per Diluted Share	$1.50 - $2.00

Number of shares used in diluted per share calculations	~27.6 million